SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
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10M Commerce Way
Woburn, Massachusetts 01801

April 16, 2008

Dear Stockholder:

I am pleased to invite you to the 2008 Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated (“MicroFinancial”), which will be held on Wednesday, May 14, 2008, at 4:00 p.m., at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts.

The accompanying Notice of Special Meeting of Stockholders and proxy statement describe the matters to be considered and acted upon. Please read these materials carefully.

Matters scheduled for consideration at the Special Meeting are the election of two directors for three-year terms, the approval of the MicroFinancial Incorporated 2008 Equity Incentive Plan and the ratification of the selection of independent auditors for 2008.

I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

Very truly yours,

PETER R. BLEYLEBEN
Chairman

MicroFinancial Incorporated
10M Commerce Way
Woburn, Massachusetts 01801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
IN LIEU OF ANNUAL MEETING

To Be Held May 14, 2008

The Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, a Massachusetts corporation (“MicroFinancial”), will be held Wednesday, May 14, 2008, at 4:00 p.m., at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts for the purpose of considering and voting upon:

1.	The election of two directors for three-year terms.

2.	The approval of the MicroFinancial Incorporated 2008 Equity Incentive Plan.

3.	The ratification of the selection of Vitale, Caturano & Co. as independent auditors for MicroFinancial for 2008.

4.	The transaction of such other business as may properly come before the Special Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on April 8, 2008. MicroFinancial’s transfer books will not be closed.

By Order of the Board of Directors,

RICHARD F. LATOUR
Clerk

Woburn, Massachusetts
April 16, 2008

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, USING THE RETURN ENVELOPE ENCLOSED WITH THE PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

i

MicroFinancial Incorporated
10M Commerce Way
Woburn, Massachusetts 01801
Telephone 781-994-4800

2008 SPECIAL MEETING OF STOCKHOLDERS
IN LIEU OF ANNUAL MEETING

PROXY STATEMENT

GENERAL

The enclosed proxy is solicited by the Board of Directors (“MicroFinancial Board”) of MicroFinancial Incorporated (“MicroFinancial” or the “Corporation”) in connection with the Special Meeting of Stockholders in Lieu of Annual Meeting (the “Special Meeting”) to be held on May 14, 2008. This proxy statement and the enclosed proxy are first being sent to stockholders on or about April 16, 2008. The proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

•	FOR the election of the director nominees named in this proxy statement;

•	FOR approval of the MicroFinancial Incorporated 2008 Equity Incentive Plan;

•	FOR the ratification of the selection of Vitale, Caturano & Co. as our independent registered public accounting firm for fiscal year 2008; and

•	In accordance with the judgment of the proxy holders as to any other matters that may be properly brought before the meeting or any adjournments or postponements of the meeting.

The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on April 8, 2008. On this date, there were outstanding and entitled to vote 13,987,528 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), each of which is entitled to one vote on each matter to be voted on at the Special Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and “broker non-votes” will be counted as present at the Special Meeting for purposes of determining whether there is a quorum. A “broker non-vote” occurs when a broker or other nominee, holding shares for a beneficial owner, has not received voting instructions on a matter from such owner and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

VOTING PROCEDURES

A plurality of votes of the shares of Common Stock represented at the Special Meeting is required to elect directors. In voting for the election of directors, stockholders may cast their votes in favor of a nominee or may withhold authority to vote, but votes against may not be specified. The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the new equity compensation plan and to ratify the selection of auditors. If a broker’s authority to vote on a particular matter is limited, thus resulting in a broker non-vote, such broker non-vote will not be counted in determining the number of votes cast at the Special Meeting. Abstentions are counted for this purpose and so will have the same effect as a vote against Proposals No. 2 or 3.

A stockholder of record may revoke a proxy by delivering written notice of revocation to Richard F. Latour, Clerk of MicroFinancial, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Special Meeting in person, notifying the Clerk, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of the shares to vote in person at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 29, 2008 with respect to the beneficial ownership of Common Stock of each person known by the Corporation to be the beneficial owner of more than 5% of the 13,986,278 shares of Common Stock outstanding as of such date, each director and executive officer of the Corporation and all directors and executive officers of the Corporation as a group.

	Number of Shares	Percentage of Outstanding
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Common Stock

Torrence C. Harder(3)	1,806,966	12.7%
Peter R. Bleyleben(4)	1,594,424	11.2%
Brian E. Boyle(5)	1,560,973	11.0%
Wasatch Advisors, Inc.(6) 150 Social Hall Avenue Salt Lake City, Utah 84111	1,230,165	8.8%
Richard F. Latour(7)	930,607	6.5%
Austin W. Marxe(8) David M. Greenhouse(8) c/o AWM Investment Company, Inc. 527 Madison Avenue, Suite 2600 New York, New York 10022	900,097	6.4%
Alan J. Zakon(9)	306,869	2.2%
Fritz von Mering	49,140	*
John W. Everets	32,301	*
James R. Jackson, Jr.	96,251	*
Steven J. LaCreta	14,756	*
Stephen Constantino	19,947	*
Thomas Herlihy	10,572	*
All directors and executive officers as a group (11 persons)	6,422,806	42.2%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each officer and director of the Corporation is 10-M Commerce Way, Woburn, Massachusetts 01801.

(2)	Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(3)	Includes 195,000 shares of Common Stock issuable upon the exercise of options issued to Mr. Harder which vest on or before April 29, 2008; 92,200 shares of Common Stock held in trust for Mr. Harder’s daughter, Lauren E. Harder, over which Mr. Harder retains sole voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 92,200 shares of Common Stock held in trust for Mr. Harder’s daughter, Ashley J. Harder, over which Mr. Harder maintains voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; and 276,045 shares of Common Stock owned by Entrepreneurial Ventures, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and positions as President and Director of, Entrepreneurial Ventures, Inc.

(4)	Includes 217,500 shares of Common Stock issuable upon the exercise of options issued to Dr. Bleyleben, which vest on or before April 29, 2008.

(5)	Includes 195,000 shares of Common Stock issuable upon the exercise of options issued to Dr. Boyle, which vest on or before April 29, 2008.

(6)	The number of shares is as of December 31, 2006 and is contained in the Schedule 13G/A filed by Wasatch Advisors, Inc. with the Securities and Exchange Commission on February 14, 2008.

(7)	Includes 440,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Latour, which vest on or before April 29, 2008.

(8)	The number of shares and the following information is based upon information set forth in the amended Schedule 13G filed with the SEC on February 13, 2008 by Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), who are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, L.P. (“Cayman”). AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to Special Situations Fund III, L.P. (“SSF3”) and the general partner of Special Situations Fund III QP, LP (“SSFQP”). AWM serves as the investment adviser to SSFQP. Of the 900,097 shares reported in the Schedule 13G amendment as being beneficially owned by Marxe and Greenhouse, 137,009 shares are owned by Cayman, 43,556 shares are owned by SSF3 and 719,532 shares are owned by SSFQP. Marxe and Greenhouse have shared power to vote and the shared power to dispose of all 900,097 shares.

(9)	Includes 195,000 shares of Common Stock issuable upon the exercise of options granted to Dr. Zakon, which vest on or before April 29,2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) requires the Corporation’s directors and officers and persons who beneficially own more than ten percent (10%) of the Common Shares (each, a “Reporting Person”) to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Corporation pursuant to Section 16(a) of the Exchange Act. Other than as described below, and based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year ended December 31, 2007 and on written representations from Reporting Persons, the Corporation believes that each Reporting Person complied with all applicable filing requirements during its fiscal year ended December 31, 2007, except that a late report was filed on behalf of Thomas Herlihy on February 23, 2007 to report a transaction that had taken place on February 16, 2007.

GOVERNANCE OF THE CORPORATION

Members of the Board of Directors and their Committee Assignments

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Strategic
	Audit	Nominating and Corporate	Compensation and	Credit Policy	Planning
Director	Committee	Governance Committee	Benefits Committee	Committee	Committee

Peter R. Bleyleben				*
Brian E. Boyle	*	**	*	*	*
John W. Everets					**
Torrence C. Harder	*			**	*
Richard Latour
Fritz von Mering	**	*	*
Alan Zakon		*	**		*

*	Member

**	Chairperson

Description of the Roles of the Committees

The Board of Directors has standing Audit, Nominating and Corporate Governance, Compensation and Benefits, Credit Policy and Strategic Planning Committees.

Audit Committee.  The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) compliance by the Corporation with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) performance of the Corporation’s independent auditors, and (5) the business practices and ethical standards of the Corporation. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Corporation’s independent registered public accounting firm, and the preparation of the audit committee report included in this proxy statement.

MicroFinancial is required by the rules of the SEC and the Nasdaq Stock Market to satisfy certain requirements with respect to its Audit Committee. In conformity with those requirements, the MicroFinancial Board has approved the Audit Committee’s written charter which may be found on the Corporation’s web site at www.microfinancial.com.

All of the members of the Audit Committee are independent and financially literate within the meaning of SEC regulations, the listing standards of the Nasdaq Stock Market and the Corporation’s Corporate Governance Guidelines. The Board has determined that Mr. von Mering is qualified as an audit committee financial expert within the meaning of SEC regulations and that he meets the financial sophistication standards of the Nasdaq Stock Market.

The Audit Committee met six times during fiscal 2007.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is appointed by the Board of Directors to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the stockholders’ annual meeting, determine membership on the Board committees, recommend a set of Corporate Governance Guidelines, oversee annual self-evaluations by the Board and evaluate itself annually, and report annually to the Board on the Chief Executive Officer succession plan. The written charter of the Nominating and Corporate Governance Committee may be found on the Corporation’s web site at www.microfinancial.com.

All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and the Corporation’s Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee met once during fiscal 2007.

Compensation and Benefits Committee.  The Compensation and Benefits Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Corporation’s directors and officers. The committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Corporation. The committee is also responsible for reviewing and recommending to the Board of Directors the Compensation Discussion and Analysis that is included in this proxy statement. The written charter of the Compensation and Benefits Committee may be found on the Corporation’s web site at www.microfinancial.com.

All of the members of the Compensation and Benefits Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and the Corporation’s Corporate Governance Guidelines.

The Compensation and Benefits Committee met six times during fiscal 2007.

Credit Policy Committee.  The Credit Policy Committee is appointed by the Board to discharge the Board’s responsibilities relating to oversight of the Corporation’s credit policies. The Committee has responsibility for approving and evaluating the Corporation’s policies and programs relating to customer credit scoring parameters, including industry segments, product lines, and overall strategic direction. The Committee will evaluate management’s recommendations consistent with those parameters, as established from time to time, and further as consistent with the Corporation’s legal and regulatory requirements.

Strategic Planning Committee.  In March 2006, the Board of Directors constituted a Strategic Planning Committee. The purpose of this committee is to support the Board in reviewing and assessing the long-range strategic objectives of the Corporation, and ensuring that the Corporation’s strategies, priorities and policies are consistent with the Corporation’s overriding goals of creating and building long-term sustainable value for its shareholders, and carrying out its business in accordance with its values. These duties include providing guidance to management in the development of a long-term strategic (as opposed to operating) plan, assessing resource allocations decided by management for consistency with the long-term plan, reviewing the Corporation’s performance on major capital investment projects, and reviewing proposed significant changes in the business operations, new or discontinued lines of business, asset or stock purchases or other extraordinary transactions.

The Board’s Presiding Director

In January 2004, the Board created a new position of presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The presiding director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. Alan Zakon currently serves as the presiding director.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Corporation’s bylaws relating to stockholder nominations.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Corporation’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Corporation;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Corporation’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Corporation’s stockholders, employees, customers and communities.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Determination of Director Independence

The Board and the Nominating and Corporate Governance Committee have adopted Corporate Governance Guidelines for the Corporation. The Guidelines may be found on the Corporation’s web site at www.microfinancial.com.

Pursuant to the Guidelines, the Board undertakes a review of director independence annually. During this review, the Board considers transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examines transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent.

As a result of this review, the Board has affirmatively determined that all of the directors are independent of the Corporation and its management under Nasdaq Stock Market rules and the standards set forth in the Corporate Governance Guidelines, with the exception of Peter Bleyleben and Richard Latour who are considered inside directors because of their employment by the Corporation. In making this decision, the Board considered all relationships between the Corporation and the directors, including certain amounts of indebtedness of the Corporation to three directors, all of which was repaid in full during 2006. The Board also considered the relationships between directors who serve together on the same outside boards (including Dr. Bleyleben and Mr. Harder, who serve on the same board of a privately held company, and Mr. von Mering and Dr. Boyle, who served on the same board of a publicly traded company through March 2007), the former employment relationship of Dr. Boyle to the Corporation which ended in 1987, and the stock ownership positions of each director. The Board determined each such relationship, and the aggregate of such relationships, to be immaterial to the applicable director’s ability to exercise independent judgment.

Meetings of the Board of Directors during Fiscal 2007

In 2007, all MicroFinancial Board members attended over 75% of the aggregate of the meetings of the MicroFinancial Board and its committees on which they served. The Corporation does not have a formal policy relating to attendance of Board members at its annual meeting of stockholders, but it encourages all members of its Board to attend. Four of the seven Board members then serving attended the 2007 Special Meeting of Stockholders in Lieu of Annual Meeting.

The Board of Directors met five times during fiscal 2007.

Compensation of Directors

The MicroFinancial Board is currently comprised of seven directors, two of whom, Peter Bleyleben and Richard F. Latour, are salaried employees of the Corporation who receive no additional compensation for services rendered as directors.

Since July 2005 and through fiscal 2007, the Corporation’s compensation package for members of its Board of Directors was as follows:

•	each member of the MicroFinancial Board who is not an employee of the Corporation (the “non-employee directors”) received an annual retainer of $16,000, to be paid at the director’s election either entirely in shares of stock or 40% in cash and 60% in shares of stock, in each case with full vesting upon the date of issuance;

•	each non-employee director also received a cash fee of $1,000 per Board meeting attended and committee members received a cash fee of $500 per committee meeting attended, except that no such fees were paid for meetings by telephone conference;

•	the chairman of the Corporation’s Audit Committee was paid a fee of $5,000 per year, to be paid either entirely in shares of stock or 40% in cash and 60% in shares of stock, in each case with full vesting upon the date of issuance; and

•	each non-employee director was issued between 2,500 and 5,000 shares of stock, to be awarded each January or February of the Corporation’s fiscal year, with each director having the option to take 40% of such award in cash instead, and with all shares of stock fully vested upon the date of issuance.

The actual number of shares issued to each director under the last bullet point above was established annually within the specified range, in the discretion of the Compensation and Benefits Committee, and was determined by reference to the attainment of company goals applicable to the Corporation’s chief executive officer and to its management generally. In early 2008, the Compensation and Benefits Committee set the award of shares to non-employee directors for 2007 at 5,000 shares. All of the members of the Board opted to take the award entirely in stock with the exception of Mr. Everets who opted to take 40% of the award in cash. All shares of stock issued to members of the Corporation’s Board of Directors are issued under the Corporation’s existing 1998 Equity Incentive Plan or any successor plan which may be adopted from time to time. In addition to the foregoing, the Corporation may maintain health insurance benefits for non-employee directors who elect to participate, with the cost to be borne partially by the Corporation, consistent with the Corporation’s past practices.

The following table sets forth the compensation paid to each director of the Corporation for 2007, with the exception of Mr. Latour (whose compensation is presented in the executive compensation tables elsewhere in this proxy statement):

DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option	Non-Equity Incentive	All Other
	Paid in Cash	Awards	Awards	Plan Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)

Peter R. Bleyleben	130,000	—	—	—	11,924	141,924
Brian E. Boyle	7,500	43,750	—	—	15,375	66,625
John W. Everets	22,500	52,598	—	—	8,821	83,919
Torrence C. Harder	13,400	37,348	—	—	8,821	59,569
Fritz von Mering	4,500	75,100	—	—	—	79,600
Alan Zakon	7,000	43,750	—	—	8,423	59,173

(1)	Fees earned or paid in cash represents payment of Board retainer fees and Board meeting and committee service fees, and any portion of 2007 bonus taken in cash, other than for Dr. Bleyleben. For Dr. Bleyleben, such amount represents his annual salary as an employee of the company. See “Employment Agreements” below.

(2)	Represents the compensation costs for financial reporting purposes for the year under FAS 123(R). For Dr. Boyle and Dr. Zakon, this represents a retainer fee of 2,589 shares valued at $6.18 per share granted July 13, 2007 and a 2007 stock bonus of 5,000 shares valued at $5.55 per share granted February 15, 2008. For Mr. Everets, this represents partial vesting of a 25,000 restricted share grant dated August 15, 2006, made upon his election to the Board, with vesting of 1,250 shares at $3.87 on January 2, 2007, 1,250 shares at $5.18 at April 2, 2007, 1,250 shares at $6.23 at July 2, 2007 and 1,250 shares at $5.80 on October 1, 2007. It also includes a retainer fee of 1,553 shares valued at $6.18 on July 13, 2007 and a 2007 stock bonus of 3,000 shares at $5.55 per share granted on February 15, 2008. For Mr. von Mering, this represents shares vesting in connection with a 25,000 restricted share grant dated February 4, 2004 upon his election to the Board, with vesting of 1,250 shares valued at $3.87 per share, 1,250 shares at $5.18 per share, 1,250 shares at $6.23 per share and 1,250 shares at

$5.80 per share. It also includes 3,398 shares valued at $6.18 per share on July 13, 2007 representing a retainer fee and service as the audit committee chairman as well as 5,000 shares valued at $5.55 per share granted February 15, 2008 in connection with the annual bonus. For Mr. Harder, this represents a retainer fee of 1,553 shares valued at $6.18 per share granted July 13, 2007 and the 2007 bonus of 5,000 shares at $5.55 per share granted February 15, 2008.

(3)	At December 31, 2007, the aggregate number of option awards outstanding to directors was: Dr. Bleyleben — 217,500 shares; Dr. Boyle — 195,000 shares; Mr. Everets— 0 shares; Mr. Harder — 195,000 shares; Mr. von Mering — 0 shares; Dr. Zakon — 195,000 shares. Mr. von Mering and Mr. Everets were granted restricted stock in connection with their initial election to the Board. At fiscal year end, the unvested portion of these awards for Mr. von Mering and Mr. Everets represented 1,250 and 13,750 shares, respectively.

(4)	“All other compensation” represents, for each director other than Dr. Bleyleben, payments made by MicroFinancial relating to health insurance benefits. For Dr. Bleyleben, such amount reflects $3,900 in matching contributions under the Corporation’s 401(k) plan and executive disability insurance policy premiums paid by the Corporation in the amount of $8,024. See “Employment Agreements” below.

In January 2008, after soliciting the advice of Mercer Human Resources Consulting, the Compensation and Benefits Committee revised the annual compensation package to be provided to non-employee directors. Beginning in 2008, the compensation package for non-employees will be comprised of:

•	an annual retainer of $20,000, to be paid at the director’s election either entirely in shares of stock or 40% in cash and 60% in shares of stock, in each case with full vesting upon the date of issuance;

•	a cash fee of $1,250 for meetings, including committee meetings, not held by telephone and not held on the same day as a full Board meeting;

•	committee meeting fees of $500 for telephonic meetings and meetings on the same day as Board meetings;

•	a fee for the Chair of the Corporation’s Audit Committee of $10,000 per year, to be paid either entirely in shares of stock or 40% in cash and 60% in shares of stock, in each case with full vesting upon the date of issuance;

•	a stock grant made annually to each non-employee director valued at $42,000 on the date of grant, which is the median of the range provided to the committee, with all shares of stock fully vested upon the date of issuance; and

•	health insurance benefits for those non-employee directors who elect to participate, with the cost to be borne partially by the Corporation, consistent with its past practices.

Committee chairs will decide at the time of any meeting whether the meeting is substantive enough to merit the committee fees described above. In making these revisions to the director compensation policy, the Compensation and Benefits Committee felt it was appropriate to increase the board meeting fees to bring them in line with market practices, and to measure the annual equity award as a fixed dollar amount rather than a fixed number of shares.

Certain Relationships and Related Person Transactions

There are no transactions since the beginning of fiscal 2007, and no presently proposed transactions, in which the Corporation was or is to be a participant, of the nature required to be disclosed under Item 404(a) of Regulation S-K.

Consistent with the requirements of the Nasdaq Stock Market, the Audit Committee of the Board of Directors of the Corporation reviews and oversees any transactions with a “related person” within the scope of the SEC’s rules on disclosure of such transactions. The Corporation does not have a written policy relating to such review.

Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the non-management directors may do so by writing to any non-management director, c/o MicroFinancial Incorporated, 10-M Commerce Way, Woburn, Massachusetts 01801. The Nominating and Corporate Governance Committee of the Board has approved a process for handling letters received by the Corporation and addressed to non-management members of the Board. Under that process, the Chief Financial Officer of the Corporation reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Chief Financial Officer, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Corporation that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Corporation’s Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Corporation’s Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics, which is applicable to all directors and employees of the Corporation, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics may be found on the Corporation’s web site at www.microfinancial.com. The Corporation intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to its chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Corporation’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report set forth herein shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

In connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, the Audit Committee (i) reviewed and discussed the audited financial statements with management, (ii) discussed with Vitale, Caturano & Co., the Corporation’s independent registered public accounting firm (“Vitale”), the matters required to be discussed by Statement of Auditing Standards 61, as adopted by the Public Company Accounting Oversight Board (United States), or PCAOB, and (iii) received the written disclosures and the letter from Vitale required by Independence Standards Board Standard No. 1, as adopted by the PCAOB, and discussed the independence of Vitale with the auditors. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee:

Fritz von Mering, Chairman,
Brian E. Boyle,
Torrence C. Harder

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation and Benefits Committee of our Board of Directors has the responsibility of developing, overseeing and implementing our overall compensation philosophy, which is described in more detail below. It has the sole authority to establish the total compensation of our Chief Executive Officer and other executive officers, as well as the specific elements of compensation that make up their total compensation. It also has the sole authority to establish compensation for our Non-Executive Chairman and other members of our Board of Directors. In practice, the Compensation and Benefits Committee has historically recommended its compensation decisions to the full Board of Directors for approval.

In this analysis, the term “named executive officers” refers to our Chief Executive Officer, our Chief Financial Officer, and the other executive officers included in the Summary Compensation Table on page 17. We also refer to the Compensation and Benefits Committee as “the committee” or “the compensation committee.”

Overview and Philosophy

The primary objectives of the compensation committee are to ensure that our executive compensation and benefits programs:

•	reflect our entrepreneurial orientation;

•	are competitive with other companies of similar size and business;

•	safeguard our interests and the interests of our stockholders;

•	are effective in driving performance to achieve financial goals and create stockholder value;

•	foster teamwork on the part of management;

•	are cost-efficient and fair to employees, management and stockholders; and

•	are well communicated to and understood by program participants.

The committee’s executive compensation policies are designed to attract, motivate and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of the financial goals we establish. The compensation committee meets at least once and usually several times during each fiscal year to review our existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

The philosophy of the committee is to create and maintain an environment where compensation is linked to performance. The committee seeks to ensure that a significant portion of each executive’s compensation is contingent upon the achievement of company-wide goals and objectives. The committee also strives to ensure that the compensation packages provided to our executive officers are competitive with those of other companies engaged in the equipment financing industry to ensure that we can attract, motivate, and retain seasoned industry talent.

We compensate our executive officers through three principal types of compensation: annual base salary, annual bonus payments, and long-term incentive awards through stock options or stock awards. The committee, as a matter of policy, places substantial emphasis on the bonus plans and long-term stock options and stock awards, or combinations of these components, since it believes that rewarding executive officers with respect to both our annual financial performance and our long-term share appreciation is in the best interest of the shareholders.

In that respect, our executive compensation arrangements in years prior to 2007 emphasized the annual bonus plan, representing a performance-based incentive plan that rewards achievement of annual goals with a combination of cash and stock awards, over more traditional stock or option grants with multi-year time-based or performance-based vesting conditions. With uncertainties surrounding our funding sources for new contract originations between 2002 and 2004, the committee felt that an emphasis on achievement of short-term results, including new originations and expense reductions, was the best approach to building and maintaining a platform for the growth of long-term shareholder value.

The committee reviews its compensation philosophy annually during the first quarter of each year. In early 2007, the committee engaged a compensation consultant to conduct a review of our compensation practices. Following this review, the committee adopted a compensation plan for 2007 that reflected a shift toward an increased use of long-term equity-based incentives in the form of stock options. More information on the compensation consultant’s role is provided below under “— Compensation Consultant” and more information on the 2007 compensation program may be found below under “— Compensation Program Design for 2007.”

Committee Purpose and Responsibilities

One of the primary responsibilities of the compensation committee is to determine the total target compensation levels for the senior executive officers and to establish annually the executive goals and objectives which will determine the actual rewards against those targets.

The committee is charged with ensuring that the target compensation levels and the allocation of short term and long term components is sufficient to attract, motivate, and retain seasoned professional managers, while at the same time ensuring that the pay is reasonable and fair to our stockholders when compared to executive officers of similar position and responsibility at other firms.

The committee also recommends to the Board any changes to the total annual compensation for service on our Board of Directors or for service as a member or chair of any of the various committees of the Board, as well as setting the compensation of our Non-Executive Chairman.

The committee has the sole authority to retain and terminate any legal counsel or compensation or other consultant to be used to assist in the evaluation of director or executive compensation and also has the sole authority to approve the consultant’s fees or other retention terms.

It also has the authority, subject to ratification of the full Board, to adopt or amend certain equity compensation plans that are to be submitted to shareholders for approval, and any approval, amendment or termination of severance or change in control arrangements involving our directors or officers.

The agenda for a meeting of the committee is typically determined by its chairman. Compensation committee meetings are generally attended by the committee members, the President and Chief Executive Officer, the Non-Executive Chairman and, where applicable, the compensation consultant. The committee meets in an executive session at every committee meeting. The committee chairman reports the committee’s determinations and recommendations on executive compensation matters to the full Board.

Our President and Chief Executive Officer, our Chief Financial Officer, our Vice President of Human Resources, our outside counsel, and our compensation consultant, as applicable, are typically called upon to supply information to the committee to support their review process. As provided for in the committee’s charter, the committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances. The committee did not delegate any of its authority during 2007.

The committee typically receives materials in advance of each meeting which will vary according to the specific meeting agenda. These materials may include, among other items:

•	financial reports compared to budget goals and objectives;

•	qualitative goals and objectives of the President and Chief Executive Officer;

•	calculations and reports on levels of achievement against performance objectives;

•	information on officers’ current stock ownership levels and other compensation; and

•	tally sheets outlining the total compensation packages for certain executive officers.

Compensation Consultant

In early 2007, the compensation committee engaged Mercer Human Resources Consulting (“Mercer”) to conduct a review of the annual compensation for our executive officers. Mercer provided the committee with relevant market data and alternatives to consider when making compensation decisions for our Non-Executive Chairman and our President and Chief Executive Officer and on the recommendations being made by our President and Chief Executive Officer for our other executive officers.

The committee engaged Mercer directly and has sole authority to make decisions relating to that engagement. Mercer is not otherwise engaged to perform any other activities or services for MicroFinancial or our management. The committee is copied on all final work product developed, and receives copies of the final invoices from Mercer. Based on all of these factors, the committee is satisfied that Mercer is independent of our management in evaluating and making recommendations with respect to executive compensation.

Role of Executive Officers in Compensation Decisions

Our President and Chief Executive Officer reviews annually the performance of each of the senior executive officers. He includes a review of his own performance under the goals set for him at the beginning of the year. He makes this report to the committee along with any proposed recommendations for salary adjustments and/or annual bonus amounts. As noted above, our Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources and outside advisors are often called upon to provide information to the committee. The committee has the sole discretion for the ultimate approval for any targets or adjustments proposed by management or any other party.

Consideration of Regulatory Requirements

Under Section 162(m) of the Internal Revenue Code, deductions for compensation of named executive officers in excess of $1 million, other than compensation that qualifies as performance-based, are disallowed for publicly traded companies. Since levels of compensation we pay are typically expected to be significantly below $1 million, the compensation committee has determined that it is unnecessary in most years to seek to qualify the components of its compensation program as performance-based compensation within the meaning of Section 162(m). The committee’s present intention remains that, as long as it is consistent with its overall compensation objectives, substantially all federal income tax deductions attributable to executive compensation should not be subject to the deduction limitation of Section 162(m). In this regard, none of the named executive officers had compensation in excess of $1 million and as such, all of the compensation paid to the named executive officers in 2007 was Internal Revenue Code Section 162(m) qualified.

Beginning on January 1, 2005, we began accounting for stock based payments, including our stock options, in accordance with the requirements of FASB Statement 123(R). This statement generally requires us to measure the expense of share-based payments to employees and directors based upon the grant date fair value of the award, and to recognize that expense over the vesting period of the award. The committee does consider the impact of this statement on our financial statements in determining the mix of total compensation to named executive officers between equity and non-equity awards.

Compensation Program Design for 2007

For fiscal year 2007, we paid our executive officers through three principal types of compensation: (i) annual base salary, (ii) an annual bonus payment, and (iii) long term incentive options. The bonus payment was paid under an incentive plan designed to pay, if certain threshold performance measures were met, an annual bonus in cash with amounts above a certain percentage of the target bonus being paid in stock options, as described more fully below. The long term incentive component consisted of a separate option grant that was measured by reference to the executive officers’ base salary rather than performance. The committee, as a matter of policy, places substantial emphasis on the equity component of the annual total compensation since it believes that rewarding executive officers with respect to both our annual financial performance and our long-term share valuation is in the best interest of the shareholders. In February 2008, the Board also awarded our Chief Executive Officer a discretionary cash bonus for achievements in 2007.

Base Salary

The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability within the corporation, as well as on performance and experience criteria. In addition, the compensation committee considers the prior year’s base salary and the internal pay equity of each executive in determining base salary for the current year. The compensation committee determines and makes final decisions regarding base salary of executives on an annual basis, typically in February of each year when the committee determines the annual compensation plan. Salary levels are also considered upon promotion of an individual, a new hire, or a change in responsibility. The compensation committee recognizes that, to some degree, the determination of an executive officer’s base salary involves subjective considerations. In 2007, Mercer conducted a survey of broad-based and industry-specific compensation data in order to confirm that each executive officer’s total target compensation fell between the market median and the 75th percentile for his position.

Bonus Plans

A significant component of the executive officers’ total target compensation consists of an annual bonus payment, which is intended to make the executive officer’s compensation dependent on our performance and to provide executive officers with incentives to achieve our goals, increase stockholder value, and function as a team.

In February 2007, following the recommendations of Mercer, and taking into account the recent achievements of the management team over the past several years in increasing our contract originations, cutting expenses and re-establishing dealer relationships, the committee determined that it was appropriate at the time to begin a shift from primarily current compensation (cash and unrestricted stock) to a more balanced approach involving cash and long-term option incentives. On the recommendation of the committee, our Board approved the 2007 incentive compensation plan in February 2007 for use in determining any bonuses to be paid to our executive officers for the year.

For purposes of determining the bonus payment eligibility and target payouts, the compensation committee annually establishes specific goals and objectives for the senior executives to achieve during the year. These objectives are typically finalized in February of each year and communicated to the executive officers in such a way that the plans are easily understood by each member of the senior management team. These objectives are based primarily on total company performance, and have traditionally been the same for each of the named executive officers, so as to foster a spirit of teamwork and cooperation among senior management in achieving common goals.

In order for any bonuses to be paid under the 2007 plan, we needed to meet a net income target for fiscal year 2007. Under the plan, the determination whether the net income target had been met was subject to the exercise of discretion by the committee, which could consider achievements relating to our long-term growth objectives. For 2007, we exceeded the net income target by a substantial margin without adjustment by the committee.

Once the net income target was met, the bonus payments for each executive officer were determined by reference to a matrix that evaluated performance on two company-wide financial tests (new originations and unearned income) and also on a subjective component that took into account personal achievement, progress on our strategic plan, and credit quality. Achievement of subjective measurements was measured by the President and Chief Executive Officer for all executives other than himself, for consideration by the committee and the Board, and by the committee and the Board in the case of the President and Chief Executive Officer.

With respect to both the objective and subjective components of the 2007 plan, achievement of at least 80% of the applicable goal was required to receive any amount under that component, at which threshold the officer would receive 50% of the targeted bonus amount. For the objective portion, whether this 80% threshold had been met was measured on the basis of the aggregate levels of originations and unearned income. If that threshold were met, actual payments would be calculated giving different weights to originations and unearned income for different executive officers as reflected below. The targeted bonus amounts would be paid in full at 100% achievement, and up to 150% of the target payment would be possible (at 150% achievement or above on all measurements). Achievement at levels between those thresholds was prorated. The target payment was set as a percentage of each officer’s base salary. The quantitative nature of the plan metrics significantly limits the committee’s ability to exercise any positive or negative discretion in the determination of the achievement of the objectives. The elements are reflected in the following table, together with the actual awards made under the 2007 plan as a percentage of base salary, as determined in February 2008.

				Target Bonus (as	Actual Bonus (as
	Sum of Originations		Subjective	Percentage of Base	Percentage of Base
Executive Officer	and Unearned Income		Analysis	Salary)	Salary)

Richard F. Latour	Originations:	35%	30%	100%	110%
President and Chief Executive Officer	Unearned income:	35%
	Total:	70%
James R. Jackson, Jr.	Originations:	35%	20%	50%	55%
Vice President and Chief	Unearned income:	45%
Financial Officer	Total:	80%
Stephen Constantino	Originations:	40%	20%	20%	22%
Vice President, Human	Unearned income:	40%
Resources	Total:	80%
Thomas Herlihy	Originations:	55%	10%	65%	71%
Vice President of Sales and Marketing,	Unearned income:	35%
TimePayment Corp.	Total:	90%
Steven J. LaCreta	Originations:	40%	20%	30%	33%
Vice President, Legal and	Unearned income:	40%
Vendor/Lessee Relations	Total:	80%

The origination targets were set in such a way that MicroFinancial needed to increase origination volume significantly over 2006 levels in order to achieve them. If we met the 2007 origination targets, we would need to approximate 2006 implicit interest rates and portfolio quality standards in 2007 in order to achieve the unearned income targets. For 2007, we exceeded both the origination and the unearned income targets of the plan, with cumulative origination and unearned income representing approximately 108% of the cumulative target levels.

The total bonus under the 2007 plan, once determined, was paid in cash up to 87.5% of the target bonus amount. Bonus amounts in excess of 87.5% of the target were paid in stock options representing a number of shares determined by dividing the remaining bonus amount by the Black-Scholes value of the option on the grant date. The exercise price was equal to the market value of the stock on the grant date (the date that the final determinations of awards were approved by the Board) and the options vest ratably over five years, with the first 25% vesting on the second anniversary of grant and 25% vesting each year thereafter. The Board has also instituted a policy with respect to options granted under the 2007 plan that will not permit more than 50% of the shares underlying any portion that has vested to be sold by the executive officer until the entire award has vested.

In general, the committee intended the 2007 incentive plan to allow performance by the executive officers to drive superior pay levels. The use of stock options for bonus amounts in excess of 87.5% of the target amount was designed to facilitate the retention of key executives through the use of a five year vesting schedule, while better aligning executive performance with shareholder value appreciation and rewarding the executives for such appreciation.

In February 2008, the compensation committee recommended to the Board, and the Board approved, a special discretionary bonus to be paid to our Chief Executive Officer in the amount of $25,000, in addition to the bonus earned under the incentive plan, in light of the performance of the Company during fiscal 2007.

Incentive Options

Also in February 2008, our Board, acting upon the recommendation of the committee, approved the grant of certain long term incentive option awards to named executive officers. The options were priced at the closing market price of our common stock on the grant date. The grant was valued at 20% of annual salary, with the number of shares determined by dividing such dollar amount by the Black-Scholes value of the options on the grant date. These grants are intended to permit executives to begin building a long-term equity position in the company, and are in addition to the incentive awards earned under the performance measurements of the 2007 bonus plan described above. These options will vest, like the bonus plan performance options described above, over five years, in 25% increments beginning on the second anniversary of the grant. A comparable but smaller grant was made in February

2007 with respect to 2006 performance, except that the 2006 options will not vest until the fifth anniversary of their grant, at which time they will vest in full.

The total option grants awarded in February 2008 in relation to fiscal 2007, including both the options granted under the 2007 bonus plan and the incentive options, were as follows:

		Bonus	L.T. Incentive
Executive Officer	Title	Options	Options

Richard F. Latour	President and Chief Executive Officer	36,192	32,532
James R. Jackson, Jr.	Vice President and Chief Financial Officer	13,195	22,701
Stephen Constantino	Vice President, Human Resources	3,277	14,566
Thomas Herlihy	Vice President of Sales and Marketing, TimePayment Corp.	14,092	20,405
Steven J. LaCreta	Vice President, Legal and Vendor/ Lessee Relations	5,026	14,893

Bonuses for Other Management Team Members.  To enhance the retention of other management personnel and to foster a spirit of teamwork, the compensation committee also establishes a bonus pool, using the same philosophy used for executive officers, and delegates to our President and Chief Executive Officer the decision as to how and to whom to allocate the approved funds. Any such bonuses were also determined and paid upon completion of our annual audit. Unlike the bonuses paid to senior executive officers, these funds are paid out in cash only.

Stock Ownership Objectives.  The compensation committee believes that providing our key employees, including executive officers, with the opportunity to acquire stock ownership over time is the most desirable way to align their interests with those of our stockholders. Shares of common stock or options awarded under the bonus plan provide an incentive that focuses the attention of executive officers on managing the corporation from the perspective of an owner with an equity interest in the business. In addition, equity awards are a key part of our program for motivating and rewarding managers and other employees over the long term. We currently have no specific policies or guidelines in place that require each named executive officer to maintain a minimum ownership interest our stock. However, through the grant of stock and option awards, we have encouraged our managers and other employees to obtain and hold our stock. The value that employees will receive upon the sale of shares underlying stock options and the sale of stock granted to employees is tied to future performance of our stock. The committee has also formulated a retention policy under which a portion of the stock underlying any option grants that are made under the 2007 plan (see above) must be held for five years following the grant.

Timing of Awards.  The committee does not grant awards of stock (including options) on the basis of price other than the closing price on the determination date, nor does it typically grant awards of stock based upon a date different from the grant date. On occasion, including with the February 2007 option grant, a grant has been priced pursuant to the approving board resolution at the closing market price on a selected future date after the Board’s approval (which date was specified in the resolution) for administrative reasons. The timing of grants is based upon the meeting schedule of the audit and compensation committees, without regard to stock price at the time or the anticipated disclosure of material news or other pending corporate developments. Because the performance measures for the annual bonus plan are based on year-end corporate financial results, actual awards are determined as soon as possible after substantial completion of the annual audit, and consequently the payouts under the plan, if any, may be made shortly before our year-end earnings release.

Compensation Program for 2008

The committee has not materially changed its compensation philosophy for 2008. Total compensation for each executive officer for 2008 will have three primary components: base salary, a bonus plan and an incentive option grant. Base salaries for 2008 will increase over 2007 levels at consumer price index (CPI) rates. The bonus plan will include target levels set as a percentage of the officer’s base salary, and will pay cash up to a certain threshold and options representing any amounts above that. The plan will include a threshold net income target which must be met for amounts to be paid, and if that target is met, bonus amounts will be determined by reference to a combination of origination levels, unearned income targets and subjective goals.

Perquisites and Other Personal Benefits

The named executive officers are entitled to very few benefits that are not otherwise available to all of our employees.

For 2007, all employees who participated in our sponsored 401(k) plan received a pro-rata share of an aggregate of $83,948 in matching funds which was allocated in accordance with the general company match up to 3% of base salary. All of the named executive officers participated in the plan for 2007.

In addition, all of the named executive officers were eligible to participate in an executive disability insurance plan with the policy premiums paid by us. The total amount of the premiums we paid under this plan in 2007 were $16,498. Dr. Bleyleben, our Non-Executive Chairman, is also eligible for this benefit.

401(k) Savings Plan

The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all full-time employees, including the named executive officers, are eligible to contribute the lesser of 100% of their annual base salary or the limit prescribed by the Internal Revenue Service on a before tax basis. We match 50% of the first 6% of pay that is contributed to the plan. All contributions made by the employee are fully vested upon contribution while our matching contributions vest over a five year period from the employee’s date of hire regardless of their plan participation date.

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee of the MicroFinancial Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based upon such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Benefits Committee

Alan Zakon, Chairman
Brian E. Boyle
Fritz von Mering

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation of (i) Mr. Latour, our Chief Executive Officer, (ii) Mr. Jackson, our Chief Financial Officer, and (iii) Messrs. Constantino, LaCreta and Herlihy, our three most highly compensated executive officers, other than Messrs. Latour and Jackson, who were serving as executive officers as of December 31, 2007 (collectively, the “named executive officers”), in each case for the years ended December 31, 2006 and December 31, 2007.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
				Stock	Option	Incentive Plan	Deferred
			Bonus	Awards	Awards	Compensation	Compensation	All Other	Total
Name and Principal	Year	Salary	($)	($)	($)	($)	Earnings ($)	Compensation($)	($)
Position(a)	(b)	($)(c)	(d)	(e)(1)	(f)(1)	(g)	(h)	(i)(2)	(j)

Richard F. Latour	2007	287,370	25,000	—	7,011	251,449	—	14,447	585,277
President and Chief Executive Officer	2006	299,423	—	121,362	—	121,368	—	8,041	550,194
James R. Jackson, Jr.	2007	200,529	—	—	2,446	87,731	—	6,750	297,456
Chief Financial Officer	2006	194,112	—	42,344	—	42,345	—	4,618	283,419
Stephen Constantino	2007	128,673	—	—	628	22,518	—	4,162	155,981
Vice President, Human Resources	2006	124,555	—	10,866	—	10,871	—	3,963	150,255
Steven J. LaCreta	2007	131,560	—	—	956	34,535	—	1,628	168,679
Vice President, Legal and Vendor/Lessee Relations	2006	119,246	—	15,607	—	15,609	—	1,167	151,629
Thomas Herlihy	2007	180,250	—	—	2,858	102,517	—	3,744	289,369
Vice President, Sales and Marketing, TimePayment Corp.	2006	168,846	—	41,866	—	41,872	—	6,565	259,149

(1)	Represents the compensation expense incurred by the Corporation relating to stock awards and option awards held by the named executive officers determined in accordance with FAS 123(R), using the assumptions described in footnote F to the Corporation’s Financial Statements included in the Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007, provided that no forfeitures of awards have been assumed for the named executive officers.

(2)	Amounts shown in the table under “All Other Compensation” reflect: for Mr. Latour, a 401(k) contribution from us of $6,750 and payment of a disability insurance premium of $7,697; for Mr. Constantino, a 401(k) contribution from us of $3,384 and payment of a disability insurance premium of $778; and for Messrs. Jackson, LaCreta and Herlihy, a 401(k) contribution from us.

In the table above, amounts reflected for 2007 under the “Non-Equity Incentive Plan Compensation” column reflect the cash portion of amounts paid under our 2007 incentive plan. Amounts under “Option Awards” do not reflect the option grants determined in February 2008 under the 2007 incentive plan, because no compensation expense had been recognized during 2007 for such options. Amounts in this column for 2007 reflect compensation expense recognized with respect to options granted in February 2007. For a more detailed description of the 2007 incentive plan, see “Compensation Discussion and Analysis — Compensation Program Design for 2007” above.

Amounts reflected for 2006 under the “Stock Awards” column and the “Non-Equity Incentive Plan Compensation” column reflect payments we made under our 2006 incentive plan. These payments were made at 87% of the target bonus under that plan, and were paid 50% in cash and 50% in stock. Stock grants were made February 6, 2007, upon finalization of our year-end results, when the closing stock price of our common stock was $3.96. We made the stock grants in the following amounts: Mr. Latour (30,647); Mr. Jackson (10,693); Mr. Constantino (2,744); Mr. LaCreta (3,941) and Mr. Herlihy (10,572).

The following table reflects potential payments that could have been made under our 2007 incentive plan. The actual amounts we paid under that plan are reflected in the Summary Compensation Table above and (with respect to options) in the narrative discussion following the table below and under “Compensation Discussion and Analysis — Compensation Program Design for 2007”. Since stock option awards under the plan are denominated in dollars, and the number of options awarded under the plan is determined by reference to the Black-Scholes value of the options at the time the payment is made, amounts under “Estimated Possible Payouts Under Equity Incentive Plan Awards” in the table below are reflected in dollars, rather than in numbers of shares.

Grants of Plan-Based Awards

												Grant
									All Other	All Other		Date
									Stock	Option		Fair
									Awards:	Awards:	Exercise or	Value of
									Number of	Number of	Base	Stock
	Grant Date								Shares of	Securities	Price of	and
		Date of	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
Name	Grant	Board	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
(a)	Date	Action	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(h)	(#)(i)	(#)(j)	($/Sh)(k)	(l)

Richard F. Latour	2/22/2007		$143,685	$251,449	$251,449	n/a	$35,921	$179,606	—

	2/26/2007	2/22/2007								20,272	$5.77	$42,067

James R. Jackson, Jr.	2/22/2007		$50,132	$87,731	$87,731	n/a	$12,533	$62,665	—

	2/26/2007	2/22/2007								7,073	$5.77	$14,677

Stephen Constantino	2/22/2007		$12,867	$22,518	$22,518	n/a	$3,217	$16,084	—

	2/26/2007	2/22/2007								1,815	$5.77	$3,766

Steven J. LaCreta	2/22/2007		$19,734	$34,535	$34,535	n/a	$4,934	$24,668	—

	2/26/2007	2/22/2007								2,763	$5.77	$5,734

Thomas Herlihy	2/22/2007		$58,581	$102,517	$102,517	n/a	$14,645	$73,227	—

	2/26/2007	2/22/2007								8,265	$5.77	$17,151

The Compensation and Benefits Committee of the Board of Directors finalized the 2007 incentive plan on February 22, 2007 for each of the named executives. All awards under the plan are paid out in cash up to 87.5% of the total target bonus, and all amounts above 87.5% of the target are paid in options valued at the Black-Scholes value of the option as of the accounting measurement date. Options vest over five years, with 25% vesting in each year beginning on the second anniversary of grant. Amounts under “Threshold” in column (c) of the table represent a cash grant of 50% of the total target payout; amounts under “Target” and “Maximum” in columns (d) and (e) represent a cash grant of 87.5% of the total target payout (since any amounts above that are reflected in equity grants rather than cash). Amounts under “Target” with respect to equity awards (column (g)) reflect the dollar value of the remaining 12.5% of the target award that would be paid in options, valued at the Black-Scholes value on the determination date, if 100% of the target were met. Equity award amounts under “Maximum” (column (h)) represent 62.5% of the target payout (the difference between the total maximum of 150% of the target payout, less the 87.5% that would be paid in cash). Mr. Latour’s target was 100% of his base salary or $287,370; Mr. Jackson’s target was 50% of his base salary or $100,264; Mr. Herlihy’s target was 65% of his base salary or $117,163; Mr. Constantino’s target was 20% of his base salary or $25,734; and Mr. LaCreta’s target was 30% of his base salary or $39,468. The bonus award outlined above was paid in accordance with the compensation plan upon finalization of our 2007 audited financial statements on February 5, 2008, when the closing market price of our common stock was $5.85 and the Black-Scholes value of a stock option at that exercise price was $0.302. Total options granted were as follows: 68,724 for Mr. Latour (representing 36,192 under the 2007 plan and 32,532 options as an incentive bonus); 35,896 for Mr. Jackson (13,195 and 22,701, respectively); 17,843 for Mr. Constantino (3,277 and 14,566, respectively); 19,919 for Mr. LaCreta (5,026 and 14,893, respectively; and 34,497 for Mr. Herlihy (14,092 and 20,405, respectively). For more information on the 2007 incentive plan, including the targets applicable to that plan and the Compensation and Benefits Committee’s determination of awards under that plan, please see “Bonus Plans” under the heading “Compensation Disclosure and Analysis” above.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
			Plan Awards:					Number of	Value of
	Number of	Number of	Number of				Market	Unearned	Unearned
	Securities	Securities	Securities			Number of	Value of	Shares,	Shares,
	Underlying	Underlying	Underlying			Shares or	Shares or	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Units of Stock	Units of Stock	Other Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	That Have	That Have	That Have	That Have
Name	Exercisable	Unexercisable	Options	Price	Date	Not Vested	Not Vested	Not Vested	Not Vested
(a)	(b)	(c)	(#)(d)	($)(e)	(f)	(#)(g)	($)(h)	(#)(i)	($)(j)

Richard F. Latour	150,000	0	0	$12.313	2/25/2009	—	—	—	—
	100,000	0	0	$9.781	2/24/2010
	90,000	0	0	$13.10	2/20/2011
	100,000	0	0	$6.70	2/28/2012
	0	20,272	0	$5.77	02/26/2017
James R. Jackson, Jr.	0	7,073	0	$5.77	02/26/2017	—	—	—	—
Stephen Constantino	0	1,815	0	$5.77	02/26/2017	—	—	—	—
Steven J. LaCreta	0	2,763	0	$5.77	02/26/2017	—	—	—	—
Thomas Herlihy	0	8,265	0	$5.77	02/26/2017	—	—	—	—

The table above reflects outstanding equity awards at December 31, 2007. See “Compensation Program Design for 2007” under the heading Compensation Discussion and Analysis above, as well as the table above captioned “Grants of Plan-Based Awards”, for a description of option grants made in February 2008 to each of the named executive officers, as well as a description of the 2007 incentive plan.

OPTION EXERCISES AND STOCK VESTED

None of our named executive officers exercised any options in 2007, nor did any executive officer hold any restricted stock awards that vested during 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following information and the table below set forth the amount of payments to each of our named executive officers in the event of his termination from employment for cause, without cause, upon disability or death, upon termination by the executive for good reason, termination by the executive without good reason, and in the event of a termination of employment in connection with a change in control. These payment obligations arise under the individual employment agreements that we have entered into with each of our named executive officers. A more detailed summary of those agreements is provided below.

The amounts shown in the table below assume that each executive was terminated on December 31, 2007, under the other assumptions indicated. Accordingly, the table reflects amounts earned as of December 31, 2007 and includes an estimate of amounts that would be payable to the officer upon the occurrence of a termination or a change in control. The actual amounts to be paid to an executive can only be determined at the time of the termination or change in control.

An executive is entitled to receive amounts earned during his term of employment regardless of the manner in which he is terminated. These amounts include base salary, any amounts deferred under our bonus plans, unused vacation pay and any amounts that had previously been earned but deferred. These amounts are not shown in the table.

In the table below, where an executive is entitled to acceleration of the vesting of unvested stock options or stock awards, amounts are reported as zero where the executive has no outstanding awards that are in the money. Certain amounts reported below as disability payments or continued health care benefits may be reduced to the extent that the executive receives disability benefits under our current plans or finds new employment which offers health care coverage, respectively. Thomas Herlihy, the Vice President of Sales and Marketing at TimePayment

Corp., does not have any agreements or arrangements that would result in payments being made upon or after his termination outside of amounts earned through the date of termination.

	Richard F.	James R.	Stephen	Steven J.
	Latour	Jackson, Jr.	Constantino	LaCreta

By Company without cause
Cash severance	$1,005,795	$200,528	$193,005	$131,560
Prorated bonus	242,730	—	—	—
Accelerated stock options	9,731	3,395	871	1,326
Accelerated restricted stock	—		—	—
Health care benefits	198,000	18,000	27,000	18,000
Disability premiums	94,842	—	—	—
Total	$1,551,098	$221,923	$220,876	$150,886
By Company for cause
No payments	N/A	N/A	N/A	N/A
By Executive with good reason	Same as “By Company without cause” above.	N/A	N/A	N/A
By Executive without good reason	Same as “By Company for cause” above.	N/A	N/A	N/A
Upon death
Twelve months salary	$287,370
Pro rated bonus	315,389	N/A	N/A	N/A
Accelerated stock options	9,731
Accelerated restricted stock	0
Total	$612,490
Upon disability
Twelve months salary	$287,370	$200,528	$193,005	$131,560
Pro rated bonus	315,389	—	—	—
Accelerated stock options	9,731	—	—	—
Accelerated restricted stock	0	—	—	—
Total	$612,490	$200,528	$193,005	$131,560
Termination without cause (or by executive with good reason) following change in control
Cash severance	$1,005,795	$200,528	$193,005	$131,560
Prorated bonus	242,730	—	—	—
Continued health care benefits	198,000	9,000	9,000	9,000
Accelerated stock options	9,731	3,395	871	1,326
Accelerated restricted stock	0	—	—	—
Disability premiums	94,842	—	—	—
Total	$1,551,098	$212,923	$202,876	$141,886
Termination for cause (or by executive without good reason) following change in control
No payments	N/A	N/A	N/A	N/A

	Richard F.	James R.	Stephen	Steven J.
	Latour	Jackson, Jr.	Constantino	LaCreta

Death during change in control period	Same as “Upon death” above.	Same as “Termination without cause following change in control” above.	Same as “Termination without cause following change in control” above.	Same as “Termination without cause following change in control” above.
Disability during change in control period	Same as “Upon disability” above.	Same as “Termination without cause following change in control” above.	Same as “Termination without cause following change in control” above.	Same as “Termination without cause following change in control” above.

All payments described in the table above would qualify for a tax “gross-up” in the event they would be subject to an excise tax as “excess parachute payments” under Section 280G of the Internal Revenue Code, in order to put the executive in the post-tax position he would be in if the tax had not applied. However, under the assumptions outlined above, no such payments would be taxable as excess parachute payments because the payments do not exceed the applicable thresholds, which are based on a multiple of the individual’s average annualized compensation over the past five years.

Employment Agreements

Richard F. Latour.  We have entered into an Employment Agreement with Mr. Latour, which was last amended in March 2004. The agreement provides for automatically renewing successive one-year terms unless it is terminated with six months notice. In the event of a termination of Mr. Latour’s employment agreement by MicroFinancial without cause, or by Mr. Latour for specified good reason, the employment agreement provides for three years of severance payments to Mr. Latour on the basis of his highest base salary during the employment period. In addition, Mr. Latour would also be entitled to a prorated payment of his base salary to the date of termination, the acceleration of any deferred compensation, and a pro rated percentage of the annual bonus amount paid to him for the prior year. Mr. Latour’s current base salary is $298,290.

If Mr. Latour’s employment is terminated by his death, his estate will receive his base salary at the rate in effect at the time of his death for a period of twelve months, and any accrued but unpaid amounts under the bonus program. In the even that his employment is terminated on account of a disability (meaning a mental or physical incapacity to perform his services for a period of six months), he would also receive his base salary for a period of twelve months, plus accrued and unpaid amounts under the bonus program. In the event of either his death or his disability, all unvested stock options or restricted stock awards would become vested. If, in connection with a payment under his employment agreement, Mr. Latour incurs any excise tax liability on the receipt of “excess parachute payments” as defined in Section 280G of the Internal Revenue Code of 1986, as amended, we would make gross-up payments to return him to the after-tax position he would have been in if no excise tax had been imposed. Except in cases where his employment is terminated for cause or by his death, Mr. Latour would be entitled to receive a continuation of health and disability benefits until the earlier of his death or his 65th birthday, but those amounts would be offset by any benefits provided by any new employer. As used in Mr. Latour’s employment agreement, “for good reason” means the assignment to him of duties inconsistent with his position, authority, duties or responsibilities; our failure to pay the agreed base salary and provide him with benefits; moving him to a location outside of the metropolitan Boston, Massachusetts area; and our failure to require a successor to assume all obligations under the employment agreement. In exchange for these payments, Mr. Latour has agreed not to compete in certain respects with us for two years following the termination of his employment.

Peter R. Bleyleben.  In July 2005, following approval by our Board of Directors and its Compensation and Benefits Committee, we entered into a Second Amended and Employment Agreement with Dr. Bleyleben, Non-Executive Chairman of the Board of Directors of MicroFinancial, for a three-year period commencing July 15, 2005 and ending June 30, 2008 (the “Employment Term”). Dr. Bleyleben’s current base salary is $130,000 and he is not entitled to participate in our annual bonus or profit-sharing plans. He is, however, entitled to participate in our 1998 Equity Incentive Plan or any other equity plan adopted by us from time to time, on the same basis as other directors. In the event we terminate his employment agreement with cause, Dr. Bleyleben would be entitled to payments on the basis of his base salary through the date of termination. If, in connection with a payment under his employment agreement, Dr. Bleyleben shall incur any excise tax liability on the receipt of “excess parachute payments” as defined in Section 280G of the Internal Revenue Code of 1986, as amended, we would make gross-up payments to return him to the after-tax position he would have been in if no excise tax had been imposed. During the Employment Term, Dr. Bleyleben is entitled to health, accident and disability insurance plan benefits on terms no less favorable in the aggregate than the those benefits that we provided to Dr. Bleyleben immediately preceding the Employment Term. After expiration of the Employment Term, Dr. Bleyleben will be eligible to participate in such health, accident and disability plans as we may make available to other directors. In the event of a “change in control”, Dr. Bleyleben would be entitled to receive such benefits until the earlier of his death or his 65th birthday. Additionally, if any successor shall fail or refuse to assume and agree to perform its obligations under the employment agreement, we will pay Dr. Bleyleben those amounts to which he would have been entitled under the employment agreement in full, prior to any transaction with a successor and will, at our expense, provide contractual coverage with a reputable carrier for a continuation of the insurance benefits.

Other Executives.  We have also entered into separate employment agreements with Messrs. Jackson, Constantino and LaCreta, each amended and restated in May 2005, which are designed to provide an incentive to each executive to remain with us pending and following a “change in control” (as defined below). Each employment agreement has an initial term of three years from May 2005, with an automatic renewal for a new three year period each one-year anniversary of the date of the agreement unless we give 60 days notice to the executive that the period will not be renewed. If a change in control occurs within that term, the agreement provides for an employment period of one year following the change in control, with automatic extensions upon the expiration of the initial one-year term for successive one-month periods. Pursuant to each employment agreement, the executive will be entitled to receive an annual base salary of not less than twelve times the highest monthly base salary paid or payable to the executive within the twelve months preceding the change in control, as well as participation in bonus, incentive and benefit plans generally no less favorable than those provided or available to the executive prior to the change in control. If the employment agreement is terminated by us other than for cause, death or disability, or is terminated by the executive for specified good reason, we will pay, in a lump sum, the executive the aggregate of the following amounts: (i) one times annual base salary, in the case of Messrs. Jackson and LaCreta and one and one-half times annual base salary, in the case of Mr. Constantino; (ii) any other compensation or bonus previously deferred by the executive, together with any accrued interest or earnings on those amounts; and (iii) any accrued vacation pay. In addition, we would continue to provide health benefits to the executive and the executive’s family for at least six months and, if longer, until the next renewal date of the contract.

If the executive’s employment is terminated before a change in control, we are obligated to pay the amounts referenced above; however, payments of the executive’s annual base salary would be payable over twelve months, in the case of Messrs. Jackson and LaCreta and eighteen months in the case of Mr. Constantino, with payment to be made at the same time that we pay other peer executives of MicroFinancial. In that case, the executive would also be entitled to a continuation of health benefits over the same period. If the employment is terminated because of the executive’s disability prior to a change in control, then we would pay the executive the salary amounts described above (including any previously deferred compensation and accrued vacation), less amounts that the executive would be entitled to receive under our disability benefit plans. Each of the executives has agreed not to become employed by a microticket leasing company that competes with us for the twelve months following any termination.

A “change in control” is defined more specifically in each of these agreements, but it generally means one of the following:

•	the acquisition by any person, entity or group of beneficial ownership of 50% or more of our common stock or of the voting power entitled to vote in the election of our directors;

•	members of our Board of Directors at the date of the agreements ceasing to make up the majority of the Board, except where the new members of the Board are approved by majority vote of the Board at the time;

•	approval by our stockholders (or, if applicable, by a bankruptcy judge) of a merger, reorganization or consolidation, unless more than 60% of the common stock and voting power of the company resulting from the transaction continue to be owned by stockholders who were the owners of such stock before the transaction; or

•	approval by our stockholders (or, if applicable, a bankruptcy judge) of a complete liquidation or dissolution of the company or the sale of all or substantially all of our assets.

The Compensation and Benefits Committee believes that these employment agreements are in our best interests and in the best interests of our shareholders as they provide the executives with the proper incentives to ensure that they fully cooperate with any new ownership pending a change in control event. In addition, they promote the stability and continuity of the senior management team at other times. The committee reviews these agreements annually to ensure that they appropriate and adequate for each of the executives covered.

PROPOSAL 1

ELECTION OF DIRECTORS

The MicroFinancial Board currently consists of 7 persons. The MicroFinancial Board is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Two directors are to be elected at the Special Meeting to serve until the 2011 annual meeting and until their successors are elected and have qualified. The nominees for this class of directors are Torrence C. Harder and Fritz von Mering. A director is elected by a plurality of votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting when there is a quorum. Each of the nominees for director are presently directors of MicroFinancial. They have consented to being named a nominee in this proxy statement and have agreed to serve as a director if elected at the Special Meeting. In the event that the nominees are unable to serve, the persons named in the proxy have discretion to vote for other persons if those other persons are designated by the MicroFinancial Board. The MicroFinancial Board has no reason to believe that the nominees will be unavailable for election.

THE MICROFINANCIAL BOARD RECOMMENDS
A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Director

Director, Age and	Principal Occupation and
Committee Membership	Other Information

Terms To Expire in 2011, If Elected
Torrence C. Harder, 64 Chairman, Credit Policy Committee; Audit Committee; Strategic Planning Committee	Torrence C. Harder has served as a Director of the Corporation since 1986, served as Chairman of the Credit Policy Committee since January 2005, and has been a member of the Audit Committee since 1997 and of the Strategic Planning Committee since March 2006. He has been the President and Director of Harder Management Company, Inc., a registered investment advisory firm, since its establishment in 1971. He has also been the President and Director of Entrepreneurial Ventures, Inc., a private equity investment firm, since its founding in 1986. Mr. Harder is a Director of RentGrow, Inc., Command Credit Corporation and UpToDate in Medicine, Inc., a privately held company. Mr. Harder earned an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. with honors from Cornell University.

Director, Age and	Principal Occupation and
Committee Membership	Other Information

Fritz von Mering, 55 Chairman, Audit Committee; Compensation and Benefits Committee; Nominating and Corporate Governance Committee	Fritz von Mering has served as a Director of the Corporation and a member of the Audit Committee since 2004, Chairman of the Audit Committee since January 2005, and a member of the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee since January 2005. From 1989 to 2006, he held various roles at Boston Communications Group, Inc. (“Boston Communications”), a Boston-based provider of call processing to the global wireless industry, including Chief Operating Officer, Vice President of Corporate Development, and Chief Financial Officer, and served on the Board of Boston Communications through March 2007. Prior to joining Boston Communications, Mr. von Mering was the Chief Financial Officer of Massachusetts Gas & Electric from 1986 to 1989. Before joining Massachusetts Gas & Electric, Mr. von Mering was regional vice president and general manager for Metromedia’s paging division from 1980 to 1986. Prior to Metromedia, Mr. von Mering held various positions at Coopers & Lybrand, where he earned his C.P.A. Mr. von Mering earned his B.S. in Accounting from Boston College and an M.B.A from Babson College.

Continuing Directors

Terms Expiring in 2009
Brian E. Boyle, 60 Chairman, Nominating and Corporate Governance Committee; Audit Committee; Compensation and Benefits Committee; Credit Policy Committee; Strategic Planning Committee	Brian E. Boyle, the Chief Executive Officer of the Corporation from 1985 to 1987 and Chairman of the MicroFinancial Board from 1985 to 1995, has served as a Director of the Corporation or its predecessor since 1985 and has been a member of the Audit Committee and the Compensation Committee since 1997, the Chairman of the Nominating and Corporate Governance Committee since January 2004; a member of the Credit Policy Committee since January 2005; and a member of the Strategic Planning Committee since March 2006. He was the Vice Chairman and a Director of Boston Communications from 1995 through 2007. He also served as Chairman of GoldK, Inc. from 1999 to March 2003, and was the Chief Executive Officer of GoldK, Inc. from 1999 until November 2002. Prior to joining Boston Communications, Dr. Boyle was the Chairman and Chief Executive Officer of Credit Technologies, Inc., a Massachusetts-based provider of credit decision and customer acquisition software, from 1989 to 1993. From 1995 to 1999 he was a Director of Saville Systems, a global telecommunications billing software company, with its United States headquarters in Burlington, Massachusetts, and served as a member of its Compensation Committee from 1995 to October 1999. Dr. Boyle is also a director of Global Services Partners Acquisition Corp. and several private companies. Dr. Boyle earned his A.B. in Mathematics from Amherst College and a B.S. in Electrical Engineering and Computer Science, an M.S. in Operations Research, an E.E. in Electrical Engineering and Computer Science and a Ph.D. in Operations Research, all from the Massachusetts Institute of Technology.

Director, Age and	Principal Occupation and
Committee Membership	Other Information

Alan J. Zakon, 72 Chairman, Compensation and Benefits Committee; Nominating and Corporate Governance Committee; Strategic Planning Committee	Alan J. Zakon has served as a Director of the Corporation since 1988, on the Compensation and Benefits Committee since 1997 and its Chairman since January 2005 and on the Nominating and Corporate Governance Committee since January 2004 and the Strategic Planning Committee since March 2006. Dr. Zakon served as Managing Director of Bankers Trust Corporation from 1989 to 1995 where he was Chairman of the Strategic Policy Committee. Dr. Zakon is a Director and a member of the Audit Committee of Arkansas Best Corporation, a nationwide commercial transportation and trucking company. Dr. Zakon holds a B.A. from Harvard University, an M.S. in Industrial Management from the Sloan School at the Massachusetts Institute of Technology and a Ph.D. in Economics and Finance from the University of California at Los Angeles.
Terms Expiring in 2010
Peter R. Bleyleben, 55 Credit Policy Committee	Peter R. Bleyleben serves as Chairman of the Board of Directors of the Corporation and on the Credit Policy Committee since January 2005. He served as President, Chief Executive Officer and Director of the Corporation or its predecessor since June 1987 until January 2002, and Chief Executive Officer until October 2002. He is also a director of UpToDate in Medicine, Inc., a privately held company. Before joining the Corporation, Dr. Bleyleben was Vice President and Director of the Boston Consulting Group, Inc. (“BCG”) in Boston. During his more than eight years with BCG, Dr. Bleyleben focused his professional strategic consulting practice on the financial services and telecommunications industries. Prior to joining BCG, Dr. Bleyleben earned an M.B.A. with distinction and honors from the Harvard Business School, an M.B.A. and a Ph.D. in Business Administration and Economics, respectively, from the Vienna Business School in Vienna, Austria and a B.S. in Computer Science from the Vienna Institute of Technology.

John W. Everets, 61 Chairman, Strategic Planning Committee	John W. Everets was Chairman of the Board and Chief Executive Officer of HPSC, Inc. from 1993 through January 2006. HPSC was acquired by General Electric Healthcare Financial Services in 2004. Established in 1974, HPSC was a publicly-owned, non-bank specialty finance company providing leasing and healthcare equipment financing on a nationwide basis. Previous to his becoming CEO of HPSC, Mr. Everets was Chairman of the Board and Chief Executive Officer of T.O. Richardson Co., Inc., an investment management company. He was also Executive Vice President and Director of Advest, Inc., a real estate banking firm, from 1977 to January 1990, as well as Chairman of Advest Credit Corp., both subsidiaries of Advest Group, Inc. Mr. Everets was Vice Chairman of the Connecticut Development Authority and Chairman of the Loan Committee of this $1.8 billion quasi-government agency. He is a director of the Eastern Company, and serves as the chair of its audit committee and a member of its compensation committee. Mr. Everets is also a former member of the National Academy of Science Presidents’ Circle and a member of the board of The Trust for America’s Health.

Director, Age and	Principal Occupation and
Committee Membership	Other Information

Richard F. Latour, 54	Richard F. Latour has served as President, Chief Executive Officer, Treasurer, Clerk and Secretary of the Corporation since October 2002 and as President, Chief Operating Officer, Chief Financial Officer, Treasurer, Clerk and Secretary, as well as a director of the Corporation, since February 2002. From 1995 to January 2002, he served as Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Clerk and Secretary. From 1986 to 1995 Mr. Latour served as Vice President of Finance and Chief Financial Officer. Prior to joining the Corporation, Mr. Latour was Vice President of Finance with Trak Incorporated, an international manufacturer and distributor of consumer goods, where he was responsible for all financial and operational functions. Mr. Latour earned a B.S. in accounting from Bentley College in Waltham, Massachusetts.

PROPOSAL 2

APPROVAL OF MICROFINANCIAL INCORPORATED 2008 EQUITY INCENTIVE PLAN

Equity-based incentives are an important element of our overall compensation philosophy. The Corporation adopted its current stock plan in 1998 (the 1998 Plan), and our stockholders approved the plan and certain amendments in 2001. Our 1998 Plan will expire this year, and our Board of Directors believes that it should be replaced with a new plan. On the recommendation of the Compensation and Benefits Committee, our Board of Directors has approved the MicroFinancial Incorporated 2008 Equity Incentive Plan (the 2008 Plan) and is submitting it to our stockholders for approval. We will make no awards under the 2008 Plan before it is approved by our stockholders.

Purpose of the 2008 Plan

The 2008 Plan will assist us in attracting, motivating and retaining high-performing executives and employees. We believe that equity incentives motivate high levels of performance and provide an effective means of recognizing employee contributions to our success. We also believe that equity incentives align the interests of our employees with the interests of our stockholders — when we perform well, that performance is reflected in our stock price, and employees are rewarded along with other stockholders. Equity incentives also benefit us in a number of other ways. For example, they can be used to tie compensation closely to our performance; they conserve cash; stock options produce no dilution to earnings per share without an increase in the stock price that benefits stockholders generally; the exercise of options increases our capital; and we are entitled to tax deductions in connection with most equity awards. We believe that our equity incentive program has been integral to our success, and that a continuation of our program through the 2008 Plan is important to the Corporation.

The Board’s adoption of the 2008 Plan is subject to the approval of the stockholders. Approval will allow us to grant incentive stock options (ISOs), ensure our ability to take tax deductions for equity compensation under Section 162(m) of the Internal Revenue Code, as amended (the Code), and meet the requirements of the Nasdaq Stock Market.

Description of the 2008 Plan

The following is a summary of the material terms and provisions of the 2008 Plan. The summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Annex A and incorporated herein by reference. Capitalized terms that are used but not defined in this summary have the meanings given to them in the Plan. If there is any inconsistency between this summary and the Plan, the terms of the Plan will govern.

Eligibility to Participate.  All employees and directors of the Corporation or any of its affiliates capable of contributing to the successful performance of the Corporation are eligible to receive awards under the 2008 Plan.

Based on the number of our employees and directors at December 31, 2007, there are approximately 84 individuals who currently would be eligible to participate in the 2008 Plan. We have historically limited equity awards under our equity incentive or stock option plans to directors and senior management, and we have no current plan to change that policy.

Shares Available for Issuance.  The Board has reserved 1,000,000 shares of our Common Stock for issuance under the 2008 Plan. For purposes of calculating the shares remaining for grant under the 2008 Plan, grants of stock options or Stock Appreciation Rights to any participant will reduce that reserve by one share for each share subject to the option or the settled portion of the Stock Appreciation Right. Grants of restricted stock and any other “full share” awards will reduce the reserve by three (3) shares for each share of common stock subject to the award, in the case of awards to employees, or by one share for each share of common stock subject to the award, in the case of awards to non-employee directors.

Administration.  The 2008 Plan will be administered by a committee composed of two or more members of the Board of Directors who are independent from Company management. The committee has the authority to adopt administrative rules and practices governing the operation of the 2008 Plan and to interpret its provisions. The committee may, subject to applicable law, delegate to one or more executive officers the power to make awards to participants who are not directors or executive officers so long as the committee fixes the maximum number of shares that may be subject to such awards. The Board may at any time also take any such action.

Types of Awards that May Be Made.  We may grant stock options, restricted stock, restricted stock units, shares of common stock without restrictions, and any other right to receive payment from the Corporation based in whole or in part on the value of the common stock. These may include instruments such as phantom stock, performance units, and stock appreciation rights.

•	Stock Options. Stock options under the 2008 Plan may be Incentive Stock Options or nonstatutory stock options. The maximum cumulative number of shares available for grants of Incentive Stock Options under the Plan is 1,000,000 shares. The committee determines the terms of the options, including the amount, exercise price, vesting schedules and term, which may not exceed ten years. The per share exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the grant date.

•	Restricted Stock and Restricted Stock Units. Restricted stock is a grant of shares of Common Stock, and restricted stock units are rights to receive the value of shares of Common Stock, that are subject to certain restrictions during a specified period. The restricted period may be based on achieving performance or market-related goals, or on the participant’s continued service with the Corporation. Restricted stock units will be settled in shares of common stock. The participant generally will forfeit the award if the specific conditions are not satisfied.

•	Stock Equivalents. A stock equivalent is any right to receive payment from the Corporation based in whole or in part on the value of the Common Stock. Stock equivalents may include, without limitation, phantom stock, performance units and Stock Appreciation Rights and may be settled in stock, cash or other awards or property. The per share exercise price of a Stock Appreciation Right may not be less than 100% of the fair market value of the Common Stock on the grant date and the term of a Stock Appreciation Right may not exceed ten years.

Terms and Conditions of Awards.  The committee selects the participants to receive awards and determines the terms and conditions of each award, including the number of shares of Common Stock subject to each award, the price, if any, a participant pays to receive or exercise an award, the time or times when an award vests or may be exercised, settled, or forfeited, any performance goals, restrictions, or other conditions to vesting, exercise, or settlement of an award, and the effect on an award of the disability, death, retirement or other termination of service of a participant. No stock option granted to an employee under the 2008 Plan shall become fully vested within one year from its grant date, and no restricted stock or other awards made to an employee without any performance-based criteria other than the employee’s continued service will have a restricted period of less than one year.

Performance Goals.  A participant’s right to earn or vest in an award may be made subject to the achievement of one or more objective performance goals based on one or more of the following criteria established by the committee: revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; stockholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit; unearned income; lease origination measures; market capitalization; quality improvements; market share; cycle time reductions; customer satisfaction measures; credit quality measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; employee programs; customer programs; technology development programs; or any combination of any of the foregoing, and may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works or on the performance of the Corporation as a whole. Performance goals will be set by the committee within the time period prescribed by Section 162(m) of the Code.

Limitations on Individual Grants.  We may not in any fiscal year grant to any participant options or other awards covering more than 200,000 shares.

Transferability.  The committee has the authority to permit participants to transfer any award, provided that ISOs may be transferable only to the extent permitted by the Code.

Adjustments.  Upon an equity restructuring or other corporate transaction that affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the 2008 Plan, the committee shall equitably adjust any or all of the number and kind of shares in respect of which awards may be made under the 2008 Plan, the number and kind of shares subject to outstanding awards, the exercise price with respect to any of the foregoing, and the limit on individual grants.

Change in Control.  Subject to the terms of individual award agreements evidencing an award under the 2008 Plan, the committee may act to preserve the participants’ rights in the event of a change in control of the Corporation as the committee may consider equitable to participants and in the best interests of the Corporation, including without limitation: accelerating any time period relating to the vesting, exercise, or settlement of an award, providing for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the vesting, exercise, or settlement of an award in connection with the change in control, causing an award to be assumed, or new rights substituted therefore, by another entity, or adjusting the terms of an award in a manner determined by the committee to reflect the change in control.

No Repricing of Outstanding Stock Options and SARs.  We may not, without stockholder approval, amend any outstanding option or Stock Appreciation Right to reduce the exercise price or replace it with a new award exercisable for Common Stock at a lower exercise price.

Amendment and Term of Awards.  Subject to the prohibition on repricing, the committee may not amend, modify or terminate any outstanding award for which the respective participant’s consent would be required unless the terms of the award permit such action, the committee determines that such action is required by law, or the committee determines that the action would not materially and adversely affect the participant. Unless it is sooner terminated, the 2008 Plan will automatically terminate on the day before the tenth (10th) anniversary of the date it is first approved by stockholders. No awards may be granted under the 2008 Plan while it is suspended or after it is terminated.

Amendment of the Plan.  The Board of Directors may amend, suspend or terminate the 2008 Plan, subject to any stockholder approval it deems necessary or appropriate. For example, under the Code and Nasdaq Stock Market requirements, the Board may not increase the number of shares of Common Stock issuable under the Plan (except in the case of a recapitalization, stock split or similar event) without stockholder approval.

New Plan Benefits.  As of the date of this proxy statement, no awards have been made under the 2008 Plan. The amount of awards to be made under the 2007 Plan is not presently determinable.

THE MICROFINANCIAL BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL
WHICH IS IDENTIFIED AS PROPOSAL 2 ON THE ENCLOSED PROXY.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2007, relating to our equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights(2)	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	1,282,688	$9.08	1,537,118
Equity compensation plans not approved by security holders	—	—	—
Total	1,282,688	$9.08	1,537,118

(1)	This plan is our 1998 Equity Incentive Plan (which was approved by stockholders at the 2001 special meeting of stockholders in lieu of annual meeting).

(2)	Weighted average exercise price of outstanding options; excludes restricted stock.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF
MICROFINANCIAL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The selection of Vitale Caturano & Co. (“Vitale”) to serve as independent auditors of MicroFinancial for the current fiscal year ending December 31, 2008, will be submitted to the stockholders of the Corporation for ratification at the Special Meeting. Although ratification is not legally required, the Corporation is submitting the appointment of Vitale to stockholders as a matter of good corporate governance. If the ratification is not approved, then the Audit Committee of the Corporation’s Board of Directors will reconsider the appointment. Representatives of Vitale will be present at the Special Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Vitale has advised MicroFinancial that neither it nor any of its members has any direct financial interest in MicroFinancial as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by Vitale during the year ended December 31, 2007 were furnished at customary rates.

The ratification of the selection of independent auditors requires the affirmative vote of a majority of the outstanding Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Special Meeting when there is a quorum.

THE MICROFINANCIAL BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL
WHICH IS IDENTIFIED AS PROPOSAL 3 ON THE ENCLOSED PROXY.

Fees to Independent Registered Public Accounting Firm for Fiscal 2007 and 2006

Audit Fees.  The aggregate fees billed by Vitale for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2007 and for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year and for services provided in connection with statutory or regulatory filings or engagements were $272,095.

The aggregate fees billed by Vitale for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2006 and for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year and for services provided in connection with statutory or regulatory filings or engagements were $201,969.

Audit-Related Fees.  The aggregate fees billed by Vitale for assurance and related services reasonably related to employee benefit plan audits and not reported under the foregoing “Audit Fees” section rendered to the Corporation for the fiscal year ended December 31, 2007 were $13,986.

The aggregate fees billed by Vitale for assurance and related services reasonably related to employee benefit plan audits and not reported under the foregoing “Audit Fees” section rendered to the Corporation for the fiscal year ended December 31, 2006 were $13,000.

Tax Fees.  The aggregate fees billed by Vitale for professional services rendered to the Corporation related to tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2007 were $5,000, which includes review of the annual tax returns.

The aggregate fees billed by Vitale for professional services rendered to the Corporation related to tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2006 were $23,775, which includes review of the annual returns and consultation in connection with an IRS audit.

All Other Fees.  There were no other fees billed by Vitale for services rendered to the Corporation, other than the services described under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the fiscal years ended December 31, 2007 and December 31, 2006.

Approval by Audit Committee

The charter of the Audit Committee requires that the Committee approve in advance any audit or permissible non-audit engagement or relationship between the Corporation and the independent auditors. The Committee has delegated to the Chairman of the Audit Committee the authority to approve in advance all audit-related or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting of the Audit Committee.

OTHER MATTERS

Management does not know of any matters which will be brought before the Special Meeting other than those specified in the Notice of Special Meeting of Stockholders. However, if any other matters properly come before the Special Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

2009 STOCKHOLDER PROPOSALS

Proposals of stockholders to be included in the proxy statement and form of proxy for the Corporation’s 2009 annual meeting of stockholders must be received by December 17, 2008. Stockholders who wish to make a proposal at the aforementioned meeting of stockholders, other than one that will be included in the Corporation’s proxy materials, must notify the Corporation no later than January 16, 2009 of such a proposal. If a stockholder makes such a timely notification, the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy and such persons may exercise discretionary voting authority under circumstances consistent with the rules of the Securities and Exchange Commission. If a stockholder who wishes to present a proposal fails to notify the Corporation by January 16, 2009, the stockholder shall not be entitled to present the proposal at the meeting. Notwithstanding the failure to timely notify the Corporation, if the proposal is brought before the meeting, then the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy.

Proposals should be mailed to Richard F. Latour, Clerk of MicroFinancial, at 10M Commerce Way, Woburn, Massachusetts 01801.

FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 that was filed with the Securities and Exchange Commission on March 28, 2008, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

MISCELLANEOUS

All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

Submitted by Order of the Board of Directors,

RICHARD F. LATOUR
Clerk

Woburn, Massachusetts
April 16, 2008

Annex A

MICROFINANCIAL INCORPORATED
2008 EQUITY INCENTIVE PLAN

1.	Purpose.

The purpose of the MicroFinancial Incorporated 2008 Equity Incentive Plan (the “Plan”) is to attract and retain persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve the Company’s goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. Certain capitalized terms used herein are defined in Section 7 below.

2.	Administration.

The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions hereof in its discretion. The Committee’s determinations hereunder shall be final and binding. The Committee may, subject to applicable law, delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations hereunder with respect thereto, provided that the Committee shall fix the maximum number of shares that may be subject to such Awards.

3.	Eligibility.

All directors and all employees of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.	Stock Available for Awards.

(a) Amount.  (i) Subject to adjustment under subsection (c), up to an aggregate of 1,000,000 shares of Common Stock, plus the shares subject to any Award that expires or is terminated unexercised or is forfeited, to the extent of such expiration, termination, or forfeiture, (collectively, the “Share Reserve”) may be issued pursuant to Awards, including Incentive Stock Options, under the Plan. Shares issued under the Plan may consist of authorized but unissued shares. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.

(ii) In determining the number of shares granted hereunder for purposes of subsection (a)(i), (A) each share subject to an Option or to the settled portion of a Stock Appreciation Right shall reduce the Share Reserve by one share, (B) each share issued upon the lapse of restrictions or other vesting with respect to any other Award made to a non-employee director shall reduce the Share Reserve by one share, and (C) each share issued upon the lapse of restrictions or other vesting with respect to any other Award made to an employee shall reduce the Share Reserve by three (3) shares.

(b) Limit on Individual Grants.  The aggregate number of shares of Common Stock that may be granted to any Participant in any fiscal year (i) subject to Options or Stock Appreciation Rights or (ii) subject to other types of Awards with respect to which Performance Goals apply shall not exceed 200,000 shares, subject to adjustment under subsection (c).

(c) Adjustments.  Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the Plan, the number of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b) shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number. In the event the Committee determines that any other reorganization, recapitalization, extraordinary dividend of cash and/or assets, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which Awards may be made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b), provided that the number of shares subject to any Award shall always be a whole number. Any adjustment made pursuant to this subsection shall be subject, in the case of Incentive Stock Options, to any limitation required under the Code and shall comply with the requirements of Section 409A of the Code.

5.	Awards under the Plan.

(a) Types of Awards.  The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Equivalents and Awards of shares of Common Stock that are not subject to restrictions or forfeiture.

(b) Terms and Conditions of Awards.

(i) The Committee shall select the Participants to receive Awards and determine the terms and conditions of each Award. Without limiting the foregoing but subject to the other provisions of the Plan and applicable law, the Committee shall determine (A) the number of shares of Common Stock subject to each Award or the manner in which such number shall be determined, (B) the price, if any, a Participant shall pay to receive or exercise an Award or the manner in which such price shall be determined, (C) the time or times when an Award may vest or be exercised or settled; provided, however, that no Award granted to an employee shall become fully vested within one (1) year from its date of grant, (D) any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award, (E) whether an Award may be settled in the form of cash, Common Stock or other securities of the Company, Awards or other property, and the manner of calculating the amount or value thereof, (F) the duration of any Restricted Period or any other circumstances in which an Award may be forfeited to the Company; provided that an Award to an employee without any other performance-based qualification criteria other than the employee’s continued service shall have a minimum Restricted Period of at least one (1) year, (G) the effect on an Award of the disability, death, retirement or other termination of service of a Participant, and (H) the extent to which, and the period during which, the Participant or the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(ii) The Committee shall determine the form of consideration and manner of payment of the exercise price of any Award; provided, however, that a Participant shall be required to pay the exercise price of any Award in cash, by personal check, certified check or payment commitment of a financial or brokerage institution as determined by the Committee.

(iii) Any Award may be made alone, in addition to, or in relation to any other Award. The terms of Awards of each type need not be identical, and the Committee need not treat Participants uniformly. No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code. No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code. The achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award shall be determined by the Committee.

(c) Provisions Applicable to Certain Types of Awards.

(i) Options and Stock Appreciation Rights.  The exercise price for any Option or Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided that if the Board approves the grant of an Option or Stock Appreciation Right with an exercise price to be determined on a future date, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on such future date. No Option or Stock Appreciation Right shall have a term longer than ten years. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

(ii) Restricted Stock and Restricted Stock Units.   Shares of Restricted Stock and shares subject to Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable Restricted Period. Restricted Stock Units shall be settled in shares of Common Stock. The Company shall deliver certificates with respect to shares of Restricted Stock and Restricted Stock Units to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary at the expiration of the Restricted Period.

6.	General Provisions.

(a) Documentation.  Each Award under the Plan shall be evidenced by documentation in the form prescribed by the Committee and delivered to or executed and delivered by the Participant specifying the terms and conditions of the Award and containing such other terms and conditions not inconsistent with the provisions hereof as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable law and accounting principles.

(b) Termination and Forfeiture.  The terms of any Award may include such continuing provisions for termination of the Award and/or forfeiture or recapture of any shares, cash or other property previously issued pursuant thereto relating to competition or other activity or circumstances detrimental to the Company as the Committee may determine to be in the Company’s best interests.

(c) Dividends.  In the discretion of the Committee, any Award may provide the Participant with dividends or dividend equivalents payable (in cash, in shares of Common Stock, or in the form of Awards under the Plan) currently or deferred and with or without interest.

(d) Committee Discretion.  Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.

(e) Change in Control.  In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee) and subject to the provisions of any particular documentation evidencing the terms and conditions of an Award, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take such actions, including without limitation one or more of the following: (i) providing for the acceleration of any time period relating to the vesting, exercise, or settlement of the Award, (ii) providing for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the vesting, exercise, or settlement of the Award in connection with the change in control, (iii) adjusting the terms of the Award in a manner determined by the Committee to reflect the change in control, or (iv) causing the Award to be assumed, or new rights substituted therefor, by another entity, as the Committee may consider equitable to Participants and in the best interests of the Company.

(f) Tax Withholding.  A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, the minimum withholding taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct the minimum tax obligations from any payment of any kind due to the Participant under the Plan or otherwise. In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

(g) Legal Compliance.  The Company shall not be required to issue any shares of Common Stock or take any other action pursuant to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.

(h) Amendment of Awards.  The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the terms of the Award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

7.	Definitions.

(a) “Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

(b) “Award” means any award of shares of Common Stock or right with respect to shares described in Section 5(a).

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

(e) “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan or a specified portion thereof. Each such committee shall be comprised of not less than two members of the Board who shall meet such criteria as the Board may specify from time to time.

(f) “Common Stock” means the Class A Common Stock, $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

(g) “Company” means MicroFinancial Incorporated, a Massachusetts corporation.

(h) “Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Date of Grant” means the date on which all requirements under applicable law and the Company’s certificate of incorporation and bylaws for the effective grant of an Award have been satisfied.

(j) “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s legal representative.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

(l) “Fair Market Value” with respect to the Common Stock or other property means the fair market value thereof determined by such methods as shall be established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

(m) “Incentive Stock Option” means an Option complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder.

(n) “Option” means a right to purchase shares of Common Stock and may be an Incentive Stock Option if specified by the Committee.

(o) “Participant” means a person selected by the Committee to receive an Award under the Plan.

(p) “Performance Goals” means one or more objective performance goals based on one or more of the following criteria established by the Committee: revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; shareholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit; unearned income; lease origination measures; credit quality measures; market capitalization; quality improvements; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; or any combination of any of the foregoing, and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(q) “Reporting Person” means a person subject to Section 16 of the Exchange Act.

(r) “Restricted Period” means any period during which an Award or any part thereof may be forfeited to the Company.

(s) “Restricted Stock” means shares of Common Stock that are subject to forfeiture to the Company.

(t) “Restricted Stock Unit” means the right, subject to forfeiture, to receive the value of a share of Common Stock in the future, payable in the form of Common Stock or other securities of the Company, Awards or other property, and is an unfunded and unsecured obligation of the Company.

(u) “Stock Appreciation Right” means the right to receive any excess in value of shares of Common Stock over the exercise price of such right.

(v) “Stock Equivalent” means the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and may include without limitation phantom stock, performance units, and Stock Appreciation Rights.

(w) “Transferable for value” means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

8.	Miscellaneous.

(a) No Rights with Respect to Service.  No person shall have any claim or right hereunder to be granted an Award. Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate. Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

(b) No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.

(c) Effective Date.  The effective date of the Plan, from time to time, shall be the most recent date that the Plan was adopted or that it was approved by the stockholders, if earlier (as such terms are used in the regulations under Section 422 of the Code).

(d) Amendment of Plan; Plan Term.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement. Unless sooner terminated, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

0                    ■
PROXY
MICROFINANCIAL INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
FOR THE SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING
TO BE HELD ON MAY 14, 2008, OR ANY ADJOURNMENTS THEREOF.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S).

The undersigned stockholder of MicroFinancial Incorporated (the "Corporation") hereby appoints Peter R. Bleyleben and Richard F. Latour (each a "Proxy Agent"), jointly and severally with full power of substitution to each as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, to be held at Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts on Wednesday, May 14, 2008, at 4:00 P.M., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominees for Director for three-year terms, FOR approval of the MicroFinancial Incorporated 2008 Equity Incentive Plan, and FOR the ratification of the appointment of Vitale, Caturano & Co. as the Corporation’s independent registered public accounting firm for the year ending December 31, 2008, each as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS, FOR APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF VITALE, CATURANO & CO. AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE
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SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING OF
MICROFINANCIAL INCORPORATED
Wednesday, May 14, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach and mail in the envelope provided.  â
    ■ 20233000000000001000 6                                                      051408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following directors for three-year terms.							FOR	AGAINST	ABSTAIN
					2.	Approval of the MicroFinancial Incorporated 2008 Equity Incentive Plan.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	Torrence C. Harder		3.
Ratification of the appointment by the Board of Directors of the firm of Vitale, Caturano & Co. as independent registered public accounting firm of the Corporation for the year ending December 31, 2008.
							☐	☐	☐
		¡	Fritz von Mering

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS, FOR APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF VITALE, CATURANO & CO. AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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